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                                                        Contract No. 92-1973-005

                AMENDED AND RESTATED GENERAL SERVICES AGREEMENT
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     THIS AMENDED AND RESTATED GENERAL SERVICES AGREEMENT (the "Agreement") is
made as of the first day of April, 1996, between FEDERAL EXPRESS CORPORATION ("Federal") and TECH FORCE CORPORATION ("Contractor"), and amends and restates the General Services Agreement entered into by Federal and Contractor as of June 19, 1992 (as subsequently amended) in its entirety.

                                   RECITALS
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     1. Federal desires to engage a contractor to perform the services described in this Agreement.

     2. Contractor is willing and able to perform the services for Federal in accordance with the terms of this Agreement.

     3. The parties entered into a General Services Agreement as of June 19, 1992 (as subsequently amended) and now desire to amend and restate such General Services Agreement in its entirety.

     FOR AND IN CONSIDERATION of the mutual covenants contained in this Agreement, Federal and Contractor (the"parties") agree as follows:

     Section 1. Effect. This Agreement amends and restates the General Services
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Agreement entered into by Federal and Contractor as of June 19, 1992 (as subsequently amended) in its entirety, which such General Services Agreement shall have no further force or effect.

     Section 2. Scope of Work. In consideration of Federal's payments under this
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Agreement, Contractor shall perform in accordance with the terms of this
Agreement the services described in Exhibits A and A-1 (the "Services").

     Section 3. Term and Termination. (a) The term of this Agreement (the
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"Term") shall commence as of April 1, 1996 and shall expire when the Services are completed, which shall not be later than March 31, 1999 (the "Completion Date").

     (b) Federal shall have the unlimited right to terminate this Agreement before the Completion Date by giving written notice to Contractor. In such event, Contractor shall be entitled only to portions of the Fee earned as of the effective date of termination.




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   Section 4.  Contractor's Fee.    In consideration of Contractor's complete
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performance of the Services in accordance with this Agreement, Federal shall pay
Contractor a fee (the "Fee") determined in accordance with Exhibit B and Section 6, and payable as provided in Exhibit B. However, no portion of the Fee shall be payable unless properly documented in accordance with Section 6.

   Section 5. Taxes.    Unless otherwise provided in Exhibit B, the Fee includes
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the amount of any present or future sales, use, excise or other similar tax applicable to the performance of the Work ("Tax"), and Federal shall have no responsibility for the payment of any such Tax. Contractor shall include a statement on its invoice that all taxes are included in the amount billed.

   Section 6. Invoices and Payment.    (a)  Contractor shall invoice Federal for
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sums payable under this Agreement as provide in Exhibit B. Contractor shall submit to Federal an invoice for Services completed during the invoice period as specified in Exhibit B. Contractor's invoices must be accompanied by copies of invoices from its subcontractors (if any) and any other reasonable documentation as may be requested by Federal for its proper review of Contractor's invoice. Contractor's invoice shall include the statement referenced in Section 5.

   (b) Federal shall promptly review Contractor's invoice and approve for payment such amounts as Federal reasonably determines to be properly due under the Agreement. Payment by Federal shall be made within thirty (30) days of Federal's receipt and approval of Contractor's invoice. Federal shall state in writing its reason for withholding any or all of the monies requested by Contractor.

   Section 7. Right of Audit.    Contractor shall keep full and accurate records
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and documentation to substantiate the amounts claimed in any invoice, which records shall be made available to Federal at all times. In addition, Contractor's records shall be open to audit by Federal or any authorized representative of Federal during the term of this Agreement and until two years after completion of the Services or earlier termination of this Agreement, whichever occurs first.

   Section 8. Right to Withhold Payments.    In addition to its right to
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withhold payments under Section 6, Federal may withhold any payment in whole or part to protect itself from (i) defective or unsatisfactory performance of the Services by Contractor, (ii) third-party claims filed or reasonable evidence indicating probable filing of third-party claims arising from Contractor's performance of the Services, (iii) failure of Contractor to make payments properly to any of its subcontractors, or (iv) evidence of fraud, overbilling or overpayments discovered upon audit.

   Section 9. Independent Contractor Relationship.  The parties intend that an
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independent contractor relationship will be created by this Agreement. Federal is interested only in the results of Contractor's work and shall not exercise any control






























































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over the conduct or supervision of the Services or the means of its performance. Contractor shall have full responsibility for the payment of all federal, state and local taxes and contributions, including penalties and interest, imposed pursuant to unemployment insurance, social security, income tax, workers' compensation or any other similar statute, and Contractor shall be solely responsible for any liality to third parties resulting from the negligent or intentional acts or omissions of Contractor, its agents, employees or subcontractors arising from or occuring in the course of the Services.

   Section 10. Disclosure of Information.   Contractor acknowledges that certain
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of Federal's valuable, confidential and proprietary information may come into
Contractor's possession. Accordingly, Contractor agrees that all such information furnished to Cofntractor by Federal shall remain the exclusive property of Federal, and agrees to hold all information it obtains from or about Federal in strictest confidence, not to use such information other than for the performance of the Services, and to cause any of its employees or subcontractors to whom such information is transmitted to be bound to the same obligaiton of confidentiality to which Contractor is bound. Contractor shall not communicate Federal's information in any form to any third party without Federal's prior written consent. In the event of any violation of this provision, Federal shall be entitled to preliminary and permanent injunctive relief as well as an equitable accounting of all profits or benefits arising out of such violation, which remedy shall be in addition to any other rights or remedies to which Federal may be entitled.

   Section 11. Indemnification.  Contractor agrees to indemnify, defend and hold
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harmless Federal, its directors, officers and employees from any and all liabilities, damages, losses, expenses, demands, claims, suits or judgments, including reasonable attorney's fees and expensses, in any way related to the Services, including but not limited to any claim for payment made by a subcontractor, agent or employee of Contractor, or any claim arising out of the breach by Contractor of any covenants, warranties or representations contained in this Agreement. Contractor's obligation to so indemnify, defend and hold harmless Federal shall survive the expiration or ealier termination of this Agreement.

   Section 12. Insurance. Contractor shall maintain and furnish to Federal
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certificates evidencing the types of insurance coverage and endorsements specified in Exhibit D. Such insurance shall be written by insurance companies licensed to do business in the state where the Services are performed, shall be in form and substance satisfactory to Federal, and shall provide that insurance will not be subject to cancellation, termination, or change except after thirty
(30) days' written notice to Federal.

   Section 13. Safety, Order and Security.   Contractor shall enforce strict
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discipline and good order among its employees, and shall take all necessary precautions in the performance of




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the Services to insure the safety of all persons and property. Contractor will comply with all security rules made by Federal and, at Federal's request and subject to applicable laws, will cooperate with Federal in the investigation of any of Contractor's employees suspected of theft or other wrongdoing with respect to Federal and its property.

   Section 14. Standard of Performance.  Contractor agrees that the Services
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will be performed by qualified, careful and efficient employees. Contractor warrants that all Services furnished under this Agreement is of high quality and workmanship. Contractor shall replace or reperform, as deemed necessary by Federal, any of the Services that fail to meet Federal's technical or quality standards set forth in the Tech Force Commitment to FedEx Customer-Supplier Agreement executed December 21, 1995 (the "Customer-Supplier Agreement") and in the FedEx Customer Supplier Alignment ("CSA") document (the "CSA document"), without additional cost to Federal.

   Section 15. Changes in Services.  (a) Federal may order extra work or make
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changes by altering, adding to or deducting from the Services by signing a change order in the form of Exhibit C ("Change Order"). Services pursuant to a valid Change Order shall be performed subject to the conditions of this Agreement.

   (b) Federal also by written instruction to Contractor may make changes in the Services not involving extra cost and not inconsistent with the purposes of the Services without execution of a Change Order, but otherwise, no extra service shall be done or changes made unless pursuant to a Change Order, and no claim for an addition to the Fee or an extension of the Completion Date shall be valid unless so ordered in a signed Change Order.

   (c) Upon receipt of a written request from Federal for changes in the Services or for extra work which would affect the Fee or the Completion Date, Contractor shall submit a statement detailing Contractor's proposal for accomplishing the changes proposed by Federal and the effect, if any, on the Fee and the Completion Date. If Federal accepts Contractor's proposal, a Change Order shall be executed by the parties to effect the Services, the Fee and Completion Date, as agreed.

   Section 16. Compliance with Laws. (a) Contractor agrees that it will comply
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with all applicable federal, state and local laws, regulations, and codes in the performance of this Agreement. To the extent applicable to Contractor, it agrees to comply with the affirmative action requirements applicable to contacts with government contractors, as set forth in Title 41 of the Code of Federal Regulations and incorporated into this Agreement by reference.

   (b) Contractor agrees to indemnify, defend and hold harmless Federal, its officers, directors and employees from and against any and all claims, losses, demands, actions, administrative proceedings, liabilities and judgments, including reasonable attorneys' fees and expenses, arising from Contractor's or its subcontractor's failure to comply with the provisions of this






























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Section.

     Section 17. Miscellaneous.  (a) Assignment.  This Agreement shall inure to
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the benefit of and be binding upon each of the parties and their respective successors and assigns, but neither the rights nor the duties of either party under this Agreement may be voluntarily assigned or delegated without the prior written consent of the other party, except that Federal may assign all or any part of its rights and delegate its duties under this Agreement to a wholly-owned subsidiary.

     (b) Section Headings.  All section headings and captions used in this
         ----------------
Agreement are purely for convenience and shall not affect the interpretation of this Agreement.

     (c) Exhibits.  All exhibits described in this Agreement shall be deemed to
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be incorporated in and made a part of this Agreement, except that if there is any inconsistency between this Agreement and the provisions of any exhibit the provisions of this Agreement shall control. Terms used in an exhibit and also used in this Agreement shall have the same meaning in the exhibit as in this Agreement.

     (d) Applicable Law.  This Agreement shall be governed by and interpreted in
         --------------
accordance with the laws of Tennessee, and the parties submit to the jurisdiction of any appropriate court within Tennessee for adjudication of disputes arising from this Agreement.

     (e) Modification.  Except as otherwise provided, this Agreement shall not
         ------------
be modified except by written agreement signed on behalf of Federal and the Contractor by their respective authorized officers.

     (f) Exclusive Agreement.  This Agreement supersedes all prior
         -------------------
understandings, representations, negotiations and correspondence between the parties, constitutes the entire agreement between them with respect to the matters described, and shall not be modified or affected by any course of dealing, course of performance or usage of trade.

     (g) Severability.  If any provision of this Agreement is held to be
         ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired.

     (h) Waiver.  The failure of either party at any time to require performance
         ------
by the other of any provision of this Agreement shall in no way affect that party's right to enforce such provision, nor shall the waiver by either party of any breach of any provision of this Agreement be taken or held to be a waiver of any further breach of the same provision or any other provision.

     (i) Survival.  The provisions of this Agreement which by their nature
         --------
extend beyond the expiration or earlier termination of the Agreement will survive and remain in effect until all obligations are satisfied. Specifically, the Contractor's

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obligations to indemnify Federal shall survive this Agreement.

     (j)  Disclosure.  The Contractor shall in each instance obtain the prior
          ----------
written approval of Federal concerning exact text and timing of news releases, articles, brochures, advertisements, prepared speeches and other information releases concerning this Agreement.

     (k)  Change of Control.  In addition to such other rights as Federal may
          -----------------
have, Federal shall have the right to immediately terminate this Agreement upon any change in the majority ownership or voting control of the capital stock, business or assets of Contractor. Contractor shall promptly notify Federal in writing of any such change in control.

     (l)  Further Assurances.  Each party agrees that it will take such
          ------------------
actions, provide such documents, do such things and provide such further assurances as may reasonably be requested by the other party during the term of this Agreement. Contractor agrees to provide to Federal, from time to time, such financial information as Federal may reasonably request to determine Contractor's ability to perform its obligations under this Agreement.

     (m)  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts and each fully executed counterpart shall be deemed an original.

     (n)  Notices.  All notices, approvals, requests, consents and other
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communications given pursuant to this Agreement shall be in writing and shall be effective when received if hand-delivered, sent by facsimile, sent by Federal Express service or sent by United States certified or registered mail, addressed as follows:

     If to Contractor:     Tech Force Corporation
                           Attn: Steve Crowder
                           3783 Lamar Avenue
                           Memphis, Tennessee 38118

     If to Federal:        Federal Express Corporation
                           Attn: Margaret Canon
                           3671 MIAC Drive
                           Memphis, TN 38118

     Section 18.  Ownership of Equipment.  Notwithstanding any other provision
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of this Agreement, Federal shall be deemed the owner of the Equipment
(hereinafter defined) at all times and upon the request of Federal, Contractor shall immediately return to Federal any Equipment in the possession of Contractor.
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     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.


       APPROVED                     FEDERAL EXPRESS CORPORATION
   AS TO LEGAL FORM
      CHW 9/8/96
  ------------------                By: /s/[SIGNATURE APPEARS HERE]
      LEGAL DEPT.                      ------------------------------

                                    Title: Vice President
                                          ---------------------------
                                                      ("Federal")


                                    TECH FORCE CORPORATION


                                    By: /s/[SIGNATURE APPEARS HERE]
                                       -----------------------------

                                    Title: President
                                          --------------------------
                                                    ("Contractor")


Note: The following exhibits to this document will be provided upon request:

                Exhibit A       Scope of Work
                Exhibit B       Fee & Payment Procedure
                Exhibit C       Change Order Form
                Exhibit D       Contractor's Insurance